As filed with the Securities and Exchange Commission on November 14, 2006

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Titan Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

94-3171940

(I.R.S. Employer Identification No.)

400 Oyster Point Blvd.

South San Francisco, California 94080

(Address of Principal Executive Offices) (Zip Code)

Titan Pharmaceuticals, Inc. 2002 Stock Option Plan

(Full Title of the Plan)

Louis R. Bucalo, M.D., Chief Executive Officer

Titan Pharmaceuticals, Inc.

400 Oyster Point Blvd.

South San Francisco, California 94080

(Name and Address of Agent for Service)

650 244-4990

(Telephone Number, Including area Code, of Agent for Service)

Copies to:

Fran Stoller, Esq.

Loeb & Loeb LLP

345 Park Avenue

New York, New York 10154

212 407-4000

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $.001 per share	1,000,000	$2.27(2)	$2,270,000	$242.89
(1)	Pursuant to Rule 416, promulgated under the Securities Act of 1933, as amended, an additional undeterminable number of shares of Common Stock is being registered to cover any adjustment in the number of shares of Common Stock pursuant to the anti-dilution provisions of the 2002 Stock Option Plan (the “2002 Plan”).
(2)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. The price shown is the average of the high and low price of the Common Stock on November 8, 2006 as reported by the American Stock Exchange.

EXPLANATORY NOTE

This Registration Statement on Form S-8 of Titan Pharmaceuticals, Inc. (the “Registrant”) is being filed pursuant to General Instruction E of Form S-8 in connection with the registration of an additional one million (1,000,000) shares of the Registrant’s common stock, $0.001 par value (“Common Stock”) that were added to the Registrant’s 2002 Stock Option Plan. The Registrant’s Board of Directors approved the increase in the number of shares available under the 2002 Stock Option Plan on May 3, 2005 and the Registrant’s stockholders approved such increase on August 9, 2005. Where indicated below, the contents of the Registration Statement on Form S-8 (File No. 333-100011), filed by the Registrant with the Securities and Exchange Commission on September 23, 2002 under which 2,000,000 shares of Common Stock issuable pursuant to the Registrant’s 2002 Stock Option Plan and 1,750,000 shares of Common Stock pursuant to the Registrant’s 2001 Non-Qualified Stock Option Plan were registered for issuance, are incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Incorporated by reference to Item 3 of the Registration Statement on Form S-8 (File No. 333-100011), filed by the Registrant with the Securities and Exchange Commission on September 23, 2002.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Incorporated by reference to Item 6 of the Registration Statement on Form S-8 (File No. 333-100011), filed by the Registrant with the Securities and Exchange Commission on September 23, 2002.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description of Exhibit

4.1	Amended and Restated Titan Pharmaceuticals, Inc. 2002 Stock Option Plan (1)

5.1	Opinion of Loeb & Loeb LLP with respect to the legality of the Common Stock to be registered hereunder, dated November 10, 2006

23.1	Consent of Loeb & Loeb LLP (contained in Exhibit 5.1)

23.2	Consent of Odenberg, Ullakko, Muranishi & Co. LLP, Independent Auditors

23.3	Consent of Ernst & Young LLP, Independent Auditors

24.1	Power of Attorney (included on signature page)

(1)	Incorporated by reference to Appendix B of the Registrant’s Definitive Proxy Statement for it Annual Meeting of Stockholders held on August 9, 2005, filed with the SEC on July 12, 2005.

Item 9. Undertakings.

The undersigned Registrant undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	Reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	Include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

(2)	That, for determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement relating to the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3)	To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)	That, for determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(5)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of South San Francisco, state of California, on this 14th day of November, 2006.

TITAN PHARMACEUTICALS, INC.

By:	/s/ Robert E. Farrell
Robert E. Farrell, J.D.
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading “Signature” constitutes and appoints Louis R. Bucalo and Robert E. Farrell or either of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

/s/ Louis R. Bucalo Louis R. Bucalo, M.D.	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	November 9, 2006

/s/ Victor J. Bauer Victor J. Bauer, Ph.D.	Director	November 9, 2006

/s/ Sunil Bhonsle Sunil Bhonsle	Director	November 9, 2006

/s/ Eurelio M. Cavalier Eurelio M. Cavalier	Director	November 10, 2006

/s/ Hubert E. Huckel Hubert Huckel, M.D.	Director	November 9, 2006

Joachim Friedrich Kapp, M.D., Ph.D.	Director

/s/ M. David MacFarlane M. David MacFarlane, Ph.D.	Director	November 9, 2006

Ley S. Smith	Director

/s/ Konrad M. Weis Konrad M. Weis, Ph.D.	Director	November 10, 2006

/s/ Robert E. Farrell Robert E. Farrell, J.D.	Chief Financial Officer (Principal Financial and Accounting Officer)	November 14, 2006

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Amended and Restated Titan Pharmaceuticals, Inc. 2002 Stock Option Plan (1)

5.1	Opinion of Loeb & Loeb LLP with respect to the legality of the Common Stock to be registered hereunder, dated November 10, 2006

23.1	Consent of Loeb & Loeb LLP (contained in Exhibit 5.1)

23.2	Consent of Odenberg, Ullakko, Muranishi & Co. LLP, Independent Auditors

23.3	Consent of Ernst & Young LLP, Independent Auditors

24.1	Power of Attorney (included on signature page)

(1)	Incorporated by reference to Appendix B of the Registrant’s Definitive Proxy Statement for it Annual Meeting of Stockholders held on August 9, 2005, filed with the SEC on July 12, 2005.